Exhibit 24.1
Power of Attorney
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Christopher A. Wolking, Jeffrey L. Knight and Scott J. Evernham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us in our names and in the capacities indicated below, a registration statement on Form S-8 (including any amendments or supplements thereto) relating to the Old National Bancorp Employee Stock Purchase Plan with all exhibits and any and all other documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Name and Signature	Title	Date

/s/ Robert G. Jones	President, Chief Executive	July 23, 2009
Robert G. Jones	Officer, and a Director (Principal Executive Officer)

/s/ Christopher A. Wolking	Senior Executive Vice	July 23, 2009
Christopher A. Wolking	President and Chief Financial Officer (Principal Financial Officer)

/s/ Joan M. Kissel	Senior Vice President and	July 23, 2009
Joan M. Kissel	Corporate Controller (Principal Accounting Officer)

/s/ Joseph D. Barnette, Jr.	Director	July 23, 2009
Joseph D. Barnette, Jr.

/s/ Alan W. Braun	Director	July 23, 2009
Alan W. Braun

/s/ Larry E. Dunigan	Chairman of the Board of	July 23, 2009
Larry E. Dunigan	Directors

/s/ Niel C. Ellerbrook	Director	July 23, 2009
Niel C. Ellerbrook

/s/ Andrew E. Goebel	Director	July 23, 2009
Andrew E. Goebel

/s/ Phelps L. Lambert	Director	July 23, 2009
Phelps L. Lambert

Name and Signature	Title	Date

/s/ Arthur H. McElwee, Jr.	Director	July 23, 2009
Arthur H. McElwee, Jr.

/s/ Marjorie Z. Soyugenc	Director	July 23, 2009
Marjorie Z. Soyugenc

/s/ Kelly N. Stanley	Director	July 23, 2009
Kelly N. Stanley

/s/ Linda E. White	Director	July 23, 2009
Linda E. White